File No. 811-08957

                                   SECURITIES AND EXCHANGE COMMISSION
                                         WASHINGTON, D.C. 20549

                                                FORM N-2

           REGISTRATION STATEMENT UNDER THE INVESTMENT
           COMPANY ACT OF 1940                               [X]


           Amendment No. 6                                   [X]


         Stein Roe Floating Rate Limited Liability Company
         (Exact Name of Registrant as Specified in Charter)

                                           One Financial Center
                                            Boston, MA 02111
                                 (Address of Principal Executive Offices)

                                               (800) 338-2550
                        (Registrant's Telephone Number, Including Area Code)


Jean Loewenberg                             Cameron S. Avery
Secretary                                   Bell, Boyd & Lloyd
Stein Roe Floating Rate                     Three First National Plaza
 Limited Liability Company                  70 W. Madison Street, Suite 3300
One Financial Center                        Chicago, Illinois 60602
Boston, Massachusetts

     John M. Loder,  Esq.
     Ropes & Gray
     One  International  Place
     Boston,  Massachusetts 02110

             (Name and Address of Agents for Service)


                            EXPLANATORY NOTE


Throughout this Registration Statement, information concerning Stein Roe Floating Rate Limited Liability Company (the "Portfolio") is incorporated by reference from the Registration Statements on Form N-2 of Liberty Floating Rate Fund (File No. 333-51466) and Liberty-Stein Roe Institutional Floating Rate Income Fund (File No. 333-51742) (under the Securities Act of 1933 (the "1933 Act")) (the "Filings")(CIK Nos. 0001068200 and 0001068202, respectively). The Filings contain the prospectuses and statements of additional information (each an "SAI") for Liberty Floating Rate Fund and Liberty-Stein Roe Institutional Floating Rate Income Fund(the "Feeder Funds"), which invest substantially all of their assets in the Portfolio.

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the "1940 Act"). However, interests in the Portfolio are not being filed under the 1933 Act because interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.

                                PART A

Responses to Items 1, 2, 3.2, 4, 5, 6, and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3.  FEE TABLE AND SYNOPSIS

Not applicable.

ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT

 1) The Portfolio is a closed-end, non-diversified management investment company which was organized as a limited liability company under the laws of the State of Delaware on August 14, 1998. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.

(2)-(4) Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and risk factors associated with investments in the Portfolio in the section entitled "Investment Objectives and Policies," "How the Portfolio Invests," "Principal Risks" and "Other Investment Practices" in each Feeder Fund prospectus.

(5) Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in each Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.

(6)  Not applicable.

ITEM 9.  MANAGEMENT

1(a) Board of Managers. The Board of Managers of the Portfolio has overall management responsibility for the Portfolio. Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in each Feeder Fund prospectus.

1(b) - (c) Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in the Feeder Fund prospectus.

     1(d) Liberty Funds Services, Inc ("LFS"), P.O. Box 1722, Boston, MA 02105, a wholly owned subsidiary of FleetBoston Financial Corporation, acts as agent of the Portfolio for the transfer of shares, disbursement of dividends and maintenance of shareholder accounting records. Under a separate agreement, LFS also provides certain investors accounting services to the Portfolio.

1(e) Custodian. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is the custodian of the Portfolio and has custody of the securities and cash of the Portfolio. The custodian, among other things, attends to the collection of principal and income and payment for and collection of proceeds of securities bought and sold by the Portfolio.

1(f) Expenses. The Portfolio is responsible for all of its expenses not expressly stated to be payable by the other party under the Portfolio Management Agreement, Accounting and Bookkeeping Agreement, and Investor Services Agreement.

1(g) Not applicable.

(2)  Not applicable.

(3) Control Persons. The Registrant does not consider that it is directly or indirectly controlling, controlled by or under common control with other persons within the meaning of this Item.


ITEM 10. CAPITAL STOCK,  LONG-TERM DEBT AND OTHER SECURITIES

1(a)-(f) Registrant incorporates by reference information concerning interests in the Portfolio from "Organization and Description of Shares" and "Master/Feeder Funds: Structure and Risk Factors" in each Feeder Fund prospectus. An interest in the Portfolio has no preemptive or conversion rights and is fully paid and non-assessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors, and has no current intention to do so, but the Portfolio will hold special meetings of investors when, in the judgment of the Board, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the Board of investors holding in the aggregate not less than 10% of the units in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Board by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Board members. Investors also have the right to remove one or more Board members without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the Agreement, the Portfolio is authorized to issue units. Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in each Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.

The net income of the Portfolio shall consist of (i) all income accrued less the amortization of any premium on the assets of the Portfolio, less (ii) all actual and any accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue, and by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All of the net income of the Portfolio is allocated among the investors in accordance with their interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

(2) - (3)  Not applicable.

(4) It is intended that the assets, income and distributions of the Portfolio will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company ("RIC"), assuming the investor invested all of its assets in the Portfolio.

Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in the Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities or redemptions of portions of an investor's unrealized gain or loss in assets.

(5)  Not applicable.

(6)  Not applicable.


ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES

Not applicable.

ITEM 12.  LEGAL PROCEEDINGS

Not applicable.

ITEM 13.  TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4


                              PART B

Stein Roe Floating Rate Limited Liability Company
Statement of Additional Information Dated December 23, 2002


ITEM 14.  COVER PAGE

Not applicable.

ITEM 15.  TABLE OF CONTENTS

General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4

ITEM 16.  GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES

Part A, Item 8 contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

(1)-(3) Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Investment Policies," "Portfolio Investments and Strategies" and "Investment Restrictions" in each Feeder Fund SAI.


(4)  Not applicable.

ITEM 18.  MANAGEMENT

The Portfolio is organized as a Delaware limited liability company; therefore, it is required to have a board of managers rather than a board of trustees. The managers of the Portfolio are the same persons as the trustees of each Feeder Fund. Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management" in each Feeder Fund SAI.

MANAGERS AND OFFICERS

     The Managers and officers serve terms of indefinite duration. The names, addresses and ages of the Managers and officers of the Liberty Funds, the year each was first elected or appointed to office, their principal business occupations, the number of portfolios overseen by each Manager and other directorships they have held during at least the last five years, are shown below. Each officer listed below serves as an officer of each of the Liberty Funds.

                                       Year First                                      Number of
                                       Elected or                                      Portfolios
                                       Appointed                                       in Fund
                           Position    to Office                                       Complex        Other
Name, Address              with                      Principal Occupation(s)           Overseen       Directorships
and Age                    LLC                       During Past Five Years            By Manager      Held

Disinterested Managers
Douglas A. Hacker          Manager     1996          Executive Vice President-        103             None
(Age 46)                                             Strategy of United Airlines
8550 West Bryn Mawr                                  (airline) since December,
6th Floor                                            2002;President of UAL Loyalty
Chicago, IL 60631                                    Services and Executive Vice
                                                     President of United Airlines
                                                     since September, 2001 (formerly
                                                     Executive Vice President from
                                                     July, 1999 to September, 2001);
                                                     Chief Financial Officer of
                                                     United Airlines since July,
                                                     1999; Senior Vice President and
                                                     Chief Financial Officer of UAL,
                                                     Inc. prior thereto.

Janet Langford Kelly       Manager     1996          Executive Vice                    103             None
(Age 44)                                             President-Corporate Development
One Kellogg Square                                   and Administration, General
Battle Creek, MI 49016                               Counsel and Secretary, Kellogg
                                                     Company (food manufacturer),
                                                     since September, 1999; Senior
                                                     Vice President, Secretary and
                                                     General Counsel, Sara Lee
                                                     Corporation (branded, packaged,
                                                     consumer-products manufacturer)
                                                     prior thereto.

Richard W. Lowry           Manager     2000          Private Investor since August,    105             None
(Age 66)                                             1987 (formerly Chairman and
10701 Charleston Drive                               Chief Executive Officer, U.S.
Vero Beach, FL 32963                                 Plywood Corporation (building
                                                     products manufacturer)).


Salvatore Macera           Manager     2000          Private Investor since 1981       103             None
(Age 71)                                             (formerly Executive Vice
26 Little Neck Lane                                  President and Director of Itek
New Seabury, MA  02649                               Corporation (electronics) from
                                                     1975 to 1981).

Charles R. Nelson          Manager     1981          Professor of Economics,           1181            None
(Age 60)                                             University of Washington since
Department of Economics                              January 1976; Ford and Louisa
University of Washington                             Van Voorhis Professor of
Box 353330                                           Political Economy,, University
Seattle, WA 98195                                    of Washington since September
                                                     1993; Director, Institute of
                                                     Economic Research, University
                                                     of Washington since September
                                                     2001; Adjunct Professor of
                                                     Statistics, University of
                                                     Washington since September
                                                     1980; Associate Editor, Journal
                                                     of Money Credit and Banking
                                                     since September 1993; Trustee,
                                                     Columbia Funds since July 2002;
                                                     consultant on econometric and
                                                     statistical matters.

John J. Neuhauser          Manager     2000          Academic Vice President and       105             Saucony, Inc.
(Age 59)                                             Dean of Faculties since August,                   (athletic
Bourneuf House                                       1999, Boston College (formerly                    footwear);
84 College Road                                      Dean, Boston College School of                    SkillSoft
Chestnut Hill, MA                                    Management from September, 1977                   Corp.
02467-3838                                           to September, 1999).                              (E-Learning).

Thomas E. Stitzel          Manager     2000          Business Consultant since 1999    103             None
(Age 66)                                             (formerly Professor of Finance
2208 Tawny Woods Place                               from 1975 to 1999 and Dean from
Boise, ID  83706                                     1977 to 1991, College of
                                                     Business, Boise State
                                                     University); Chartered
                                                     Financial Analyst.

Thomas C. Theobald         Manager     1996          Managing Director, William        103             Xerox
(Age 65)                                             Blair Capital Partners (private                   Corporation
Suite 1300                                           equity investing) since                           (business
222 West Adams Street                                September, 1994 (formerly Chief                   products and
Chicago, IL 60606                                    Executive Officer and Chairman                    services),
                                                     of the Board of Directors,                        Anixter
                                                     Continental Bank Corporation).                    International
                                                                                                       (network
                                                                                                       support
                                                                                                       equipment
                                                                                                       distributor),
                                                                                                       Jones Lang
                                                                                                       LaSalle (real
                                                                                                       estate
                                                                                                       management
                                                                                                       services) and
                                                                                                       MONY Group
                                                                                                       (life
                                                                                                       insurance).

Anne-Lee Verville          Manager     2000          Author and speaker on             103             Chairman of
(Age 57)                                             educational systems needs                         the Board of
359 Stickney Hill Road                               (formerly General Manager,                        Directors,
Hopkinton, NH  03229                                 Global Education Industry from                    Enesco Group,
                                                     1994 to 1997, and President,                      Inc.
                                                     Applications Solutions Division                   (designer,
                                                     from 1991 to 1994, IBM                            importer and
                                                     Corporation (global education                     distributor of
                                                     and global applications)).                        giftware and
                                                                                                       collectibles).

Interested Managers
William E. Mayer 2         Manager     2000          Managing Partner, Park Avenue     105             Lee
(Age 62)                                             Equity Partners (venture                          Enterprises
399 Park Avenue                                      capital) since February, 1999                     (print and
Suite 3204                                           (formerly Founding Partner,                       on-line
New York, NY 10022                                   Development Capital LLC from                      media), WR
                                                     November 1996 to February,                        Hambrecht +
                                                     1999; Dean and Professor,                         Co. (financial
                                                     College of Business and                           service
                                                     Management, University of                         provider) and
                                                     Maryland from October, 1992 to                    Systech Retail
                                                     November, 1996).                                  Systems
                                                                                                       (retail
                                                                                                       industry
                                                                                                       technology
                                                                                                       provider);
                                                                                                       First Health
                                                                                                       (healthcare)


Joseph R. Palombo(6)       Manager     2000          Chief Operating Officer of        103             None
(Age 49)                   and                       Columbia Management Group, Inc.
One Financial Center       Chairman                  (Columbia Management Group)
Boston, MA 02111           of the                    since November, 2001; formerly
                           Board                     Chief Operations Officer of
                                                     Mutual Funds, Liberty Financial
                                                     Companies, Inc. from August,
                                                     2000 to November, 2001;
                                                     Executive Vice President of
                                                     Stein Roe since April, 1999;
                                                     Executive Vice President and
                                                     Director of the Advisor since
                                                     April, 1999; Executive Vice
                                                     President and Chief
                                                     Administrative Officer of
                                                     Liberty Funds Group, LLC (LFG)
                                                     since April, 1999; Director of
                                                     Stein Roe since September,
                                                     2000; Trustee and Chairman of
                                                     the Board of the Stein Roe
                                                     Mutual Funds since October,
                                                     2000; Manager of Stein Roe
                                                     Floating Rate Limited Liability
                                                     Company since October, 2000;
                                                     Vice President of Galaxy Funds
                                                     since September, 2002 (formerly
                                                     Vice President of the Liberty
                                                     Funds from April, 1999 to
                                                     August, 2000; Chief Operating
                                                     Officer and Chief Compliance
                                                     Officer, Putnam Mutual Funds
                                                     from December, 1993 to March,
                                                     1999).


                                               Year First
                               Position        Elected or
Name, Address                  With LLC        Appointed     Principal Occupation(s)
And Age                                        to Office     During Past Five Years

Officers
Keith T. Banks (Age 46)        President       2001          President of the Liberty Funds since November, 2001;
Columbia Management Group,                                   Chief Investment Officer and Chief Executive Officer
Inc.                                                         of Columbia Management Group since August, 2000;
590 Madison Avenue, 36th                                     President of the Galaxy Funds since September, 2002
Floor                                                        (formerly Managing Director and Head of U.S. Equity,
Mail Stop NY EH 30636A                                       J.P. Morgan Investment Management from November, 1996
New York, NY  10022                                          to August, 2000).

Vicki L. Benjamin(Age 40)      Chief           2001          Controller of the Liberty Funds, Stein Roe Funds and
 One Financial Center          Accounting                    Liberty All-Star Funds since May, 2002, and Chief
Boston, MA 02111               Officer                       Accounting Officer of the Liberty Funds, Stein Roe
                                                             Funds and Liberty All-Star Funds since June, 2001;
                                                             Vice President of LFG since April, 2001; Controller
                                                             and Chief Accounting Officer of the Galaxy Funds since
                                                             September, 2002 (formerly Vice President, Corporate
                                                             Audit, State Street Bank and Trust Company from May,
                                                             1998 to April, 2001; Audit Manager from July, 1994 to
                                                             June, 1997; Senior Audit Manager from July, 1997 to
                                                             May, 1998, Coopers & Lybrand, LLP).

J. Kevin Connaughton           Treasurer       2000          Treasurer of the Liberty Funds and of the Liberty
(Age 38)                                                     All-Star Funds since December, 2000 (formerly
One Financial Center                                         Controller of the Liberty Funds and of the Liberty
Boston, MA 02111                                             All-Star Funds from February, 1998 to October, 2000);
                                                             Treasurer of the Stein Roe Funds since February, 2001
                                                             (formerly Controller from May, 2000 to February,
                                                             2001); Treasurer of the Galaxy Funds since September,
                                                             2002; Senior Vice President of LFG since January, 2001
                                                             (formerly Vice President from April, 2000 to January,
                                                             2001; Vice President of the Advisor from February,
                                                             1998 to October, 2000; Senior Tax Manager, Coopers &
                                                             Lybrand, LLP from April, 1996 to January, 1998).

Jean S. Loewenberg             Secretary       2002          Secretary of the Liberty Funds, Stein Roe Funds and
(Age 57)                                                     Liberty All-Star Funds since February, 2002; Assistant
One Financial Center                                         Secretary of the Galaxy Funds since September, 2002;
Boston, MA 02111                                             General Counsel of Columbia Management Group since
                                                             December, 2001; Assistant General Counsel and Senior
                                                             Vice President of Fleet National Bank since September,
                                                             2002 (formerly Senior Vice President and Group Senior
                                                             Counsel of Fleet National Bank from November, 1996 to
                                                             September, 2002).


1 In addition to serving as a disinterested trustee of the Liberty Funds, Mr. Nelson serves as a disinterested director of the Columbia Funds, which are advised by an affiliate of the Advisor, currently consistently of 15 funds. 6Mr. Mayer is an "interested Person" (as defined in the 1940 Act by reason of his affiliation with WR Hambrecht +Co., a registered broker-dealer. Mr. Palomobo is an interested person as an employee of an affiliate of Stein Roe. 2Mr. Mayer is an "interested Person" (as defined in the 1940 Act by reason of his affiliation with WR Hambrecht +Co., a registered broker-dealer. Mr. Palomobo is an interested person as an employee of an affiliate of Stein Roe.

     Certain of the Managers of the Portfolio also are Trustees or officers of other investment companies managed by Stein Roe or its affiliates; and some of the officers are also officers of Liberty Funds Distributor, Inc.

     Officers and managers affiliated with Stein Roe or its affiliates serve without any compensation from the Portfolio. In compensation for their services to the Portfolio, Managers who are not "interested persons" of the Portfolio or Stein Roe are paid an annual retainer plus an attendance fee for each meeting of the Board or standing committee attended. Role of the Board of Managers The Managers are responsible for the overall management and supervision of the LLC's affairs and for protecting the interests of the shareholders. The Managers meet periodically throughout the year to oversee the LLC's activities, review contractual arrangements with service providers and review LLC's performance. The Managers have created several committees to perform specific functions.

Audit Committee
     Ms. Verville and Messrs. Hacker, Macera, Nelson and Neuhauser are members of the Audit Committee of the Board of Managers. The Audit Committee's functions include making recommendations to the Managers regarding the selection and performance of the independent accountants, and reviewing matters relative to accounting and auditing practices and procedures, accounting records, and the internal accounting controls, of the Liberty Funds and certain service providers. In the fiscal year ended August 31, 2002, the Audit Committee convened five times.

Governance Committee
     Ms. Verville and Messrs. Hacker, Lowry, Mayer and Theobald are members of the Governance Committee of the Board of Managers. The Governance Committee's functions include recommending to the Managers nominees for Manager and for appointments to various committees, performing periodic evaluations of the effectiveness of the Board, reviewing and recommending to the Board policies and practices to be followed in carrying out the Manager's duties and responsibilities and reviewing and making recommendations to the Board regarding the compensation of the Managers who are not affiliated with the LLC's and the Liberty Funds' investment advisors. Written recommendations with supporting information should be directed to the Committee, in care of the LLC. In the fiscal year ended August 31, 2002, the Governance Committee convened two times.

Advisory Fees & Expenses Committee
     Ms. Kelly and Messrs. Mayer, Neuhauser, Stitzel and Theobald are members of the Advisory Fees and Expenses Committee of the Board of Managers. The Advisory Fees and Expenses Committee's functions include reviewing and making recommendations to the Board as to contracts requiring approval of a majority of the disinterested Managers and as to any other contracts that may be referred to the Committee by the Board. In the fiscal year ended August 31, 2002, the Advisory Fees and Expenses Committee convened five times.

Trading Oversight Committee
     Ms. Kelly and Messrs. Lowry, Macera, Nelson and Stitzel are members of the Trading Oversight Committee of the Board of Managers. The Trading Oversight Committee's functions include reviewing and recommending to the Board the policies and practices to be followed by the LLC's and the Liberty Funds' investment advisers in executing portfolio trades on behalf of the Portfolio and regularly reviewing the allocation of the Portfolio's portfolio transactions among executing broker/dealers, the level of commission payments, soft dollar commitments, directed brokerage arrangements and other trading practices. In the fiscal year ended August 31, 2002, the Trading Oversight Committee convened two times.

Share Ownership
     The   following   table  shows  the  dollar  range  of  equity   securities
beneficially  owned by each  Manager as of December  31, 2001 (i) in the LLC and
(ii) in all Liberty Funds and Liberty All-Star Funds overseen by the Manager.

                                                                   Aggregate Dollar Range of Equity
                                  Dollar Range of Equity           Securities Owned in All Funds Overseen by
Name of Manager                   Securities Owned in The LLC      Manager in Liberty Family of Funds

Disinterested Managers
Douglas A. Hacker                $0                                Over $100,000
Janet Langford Kelly             $0                                Over $100,000
Richard W. Lowry (1)             $0                                Over $100,000
Salvatore Macera                 $0                                $50,001 - $100,000
Charles R. Nelson                $0                                Over $100,000
John J. Neuhauser (1)            $0                                Over $100,000
Thomas E. Stitzel                $0                                $50,001 - $100,000
Thomas C. Theobald               $0                                Over $100,000
Anne-Lee Verville                $0                                Over $100,000

Interested Managers
William E. Mayer (1)             $0                                $50,001 - $100,000
Joseph R. Palombo                $0                                $1 - $10,000

     Manager also serves as a Trustee of Liberty All-Star Equity Fund and a Director of Liberty All-Star Growth Fund, Inc. (together, the "Liberty All-Star Funds").
  Mr. Palomobo is an interested person as an employee of an affiliate of Stein Roe.
2 Mr. Mayer is an "interested Person" (as defined in the 1940 Act by reason of his affiliation with WR Hambrecht +Co., a registered broker-dealer.
 Mr. Palomobo is an interested person as an employee of an affiliate of Stein
 Roe.


Manager Positions
As of December 31, 2001, no disinterested Manager or any of their immediate family members owned beneficially or of record any class of securities of FleetBoston Financial, the Advisor, another investment advisor, sub-advisor or portfolio manager of any of the Liberty Funds or any person controlling, controlled by or under common control with any such entity.

General
Messrs. Lowry, Mayer and Neuhauser are also Trustees of the Liberty All-Star Funds. For the fiscal year ended August 31, 2002 and the calendar year ended December 31, 2001, the Managers received the following compensation for serving as Managers:



                                                         Total Compensation From LLC     Aggregate Compensation
                                        Pension or      and The Fund Complex Paid To    From LLC For The Fiscal
                                        Retirement        Managers For the Calendar            Year Ended
                                     Benefits Accrued            Year Ended                 August 31, 2002
                                      As Part of LLC        December 31, 2001(2)
              Manager                   Expenses(1)
                                     ------------------ ------------------------------ ---------------------------

John A. Bacon(3)                            N/A                    $95,000                        N/A
Robert J. Birnbaum                          N/A                    25,300                         N/A
Tom Bleasdale(3)                            N/A                  103,000(4)                       N/A
William W. Boyd(3)                          N/A                    50,000                         N/A
Lora S. Collins(3)                          N/A                    96,000                         N/A
James E. Grinnell(3)                        N/A                    100,300                        N/A
Douglas A. Hacker                           N/A                    109,000                        $335
Janet Langford Kelly                        N/A                    107,000                        328
Richard W. Lowry                            N/A                    135,300                        338
Salvatore Macera                            N/A                    110,000                        338
William E. Mayer                            N/A                    132,300                        348
James L. Moody, Jr.(3)                      N/A                    91,000                         N/A
Charles R. Nelson                           N/A                    109,000                        335
John J. Neuhauser                           N/A                    132,510                        337
Joseph R. Palombo(4)                        N/A                      N/A                          N/A
Thomas Stitzel                              N/A                    109,000                        335
Thomas C. Theobald                          N/A                    112,000                        344
Anne-Lee Verville                           N/A                  114,000(6)                      351(6)

     (1) The LLC does not currently provide pension or retirement plan benefits to the Managers.
(2) As of December  31,  2001,  the  Liberty  family of funds
(Liberty Funds) consisted of 53 open-end and 9 closed-end management investment company portfolios; the Stein Roe family of funds (Stein Roe Funds) consisted of 40 open-end management investment company portfolios and 1 limited liability company; and the All-Star family of funds (All-Star Funds) consisted of 2 closed-end management investment company portfolios (collectively, the 'Liberty Fund Complex'). As of December 27, 2000, the boards of trustees of the Liberty Funds and Stein Roe Funds were effectively combined into a single board for the Liberty Funds and Stein Roe Funds. The All-Star Funds have separate boards of trustees and directors.
(3) In connection with the combination of the Liberty and Stein Roe boards of trustees, Messrs. Bacon, Bleasdale, Boyd, Grinnell, Moody and Ms. Collins will receive $95,000, $154,500, $50,000, $75,000,
$182,000, and $192,000, respectively, for retiring prior to their respective board's mandatory retirement age. This payment will continue for the lesser of two years or until the date the Manager would otherwise have retired at age 72. The payments, which began in 2001, are paid quarterly. FleetBoston Financial Corporation (FleetBoston) and the Liberty Fund Complex will each bear one-half of the cost of the payments. The portion of the payments borne by FleetBoston was paid by Liberty Financial Companies, Inc. (LFC) prior to November 1, 2001, when the asset management business of LFC was acquired by Fleet National Bank, a subsidiary of FleetBoston. The Liberty Fund Complex portion of the payments will be allocated among the Liberty Fund Complex based on each fund's share of the Trustee fees for 2000.
(4) During the calendar year ended December 31, 2001, Mr.
Bleasdale deferred his total compensation of $103,000 pursuant to the deferred compensation plan.
(5) Mr. Palombo does not receive compensation because he is an employee and affiliate of Colonial Management Associates, Inc. Because Mr. Palombo is an "interested person" of Liberty Asset Management Company, he resigned his position as a director of the All-Star Funds on November 1, 2001, in connection with the acquisition of the asset management business of LFC by Fleet National Bank.
(6) During the fiscal year ended August 31, 2002, Ms. Verville deferred $231 of her compensation from the LLC and in the calendar year ended December 31,
2001 deferred her total compensation of $114,000, pursuant to the deferred compensation plan.

ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of November 30, 2002, the only person known to own of record or "beneficially" 5% or more of the outstanding interests of the Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were:

               Name and Address                 Approximate % of Outstanding
                                                         Shares Held

Liberty Floating Rate Fund                                  79%
One Financial Center
Boston, MA  02111

Liberty-Stein Roe Institutional                             21%
Floating Rate Income Fund
One Financial Center
Boston, MA 02111

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio and each Feeder Fund from "Investment Advisory and Other Services," "Distributor," "Transfer Agent," "Custodian" and "Independent Accountants" in each Feeder Fund SAI.

Bookkeeping and Accounting Agreement Pursuant to a separate agreement with Registrant, Stein Roe & Farnham Incorporated (Stein Roe) receives a fee for performing certain bookkeeping and accounting services. During the period September 1, 2000 to June 30, 2002, Stein Roe provided bookkeeping and accounting services for a monthly fee equal to $25,000 annually plus 0.0025% annually of the Portfolio's average net assets over $50 million. Effective July 1, 2001, under its bookkeeping and accounting agreement with the Portfolio, the Advisor receives from the Portfolio an annual flat fee of $10,000. During the fiscal years ended August 31, 2002, August 31, 2001 and August 31, 2000, Stein Roe received fees (in thousands) of $45, $35, $30 and $18, respectively, from Registrant for performing these services.


ITEM 21.  BROKERAGE  ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Transactions" in each Feeder Fund SAI.


ITEM 22.  TAX STATUS

The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax nor is it expected to have any Delaware income tax liability. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code, and the regulations promulgated thereunder.

The Portfolio's taxable year end is August 31. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

In order for an investment company investing in the Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Any investment company investing in the Portfolio also will be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because an investment company investing in the Portfolio may invest all of its assets in the Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment companies to satisfy them.

The Portfolio will allocate at least annually to its shareholders its distributive share of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's taxable year on certain options and futures transactions that are required to be marked-to-market).

The Portfolio intends to distribute substantially all of its income including any net realized capital gains, and thereby be relieved of any federal income tax liability to the extent of such distributions. Because capital gain distributions reduce net asset value, if a shareholder purchases shares shortly before a record date he will, in effect, receive a return of a portion of his investment in such distribution. The distribution would nonetheless be taxable to him, even if the net asset value of shares were reduced below his cost. However, for federal income tax purposes, the shareholder's original cost would continue as his tax basis.

Interest on indebtedness incurred or continued by shareholders to purchase or carry shares of the Portfolio is not deductible for federal income tax purposes. Under rules applied by the Internal Revenue Service to determine whether borrowed funds are used for the purpose of purchasing or carrying particular assets, the purchase of shares may, depending upon the circumstances, be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.

The Portfolio expects that less than 100% of dividends will qualify for the deduction for dividends received by corporate shareholders.

To the extent the Portfolio invests in foreign securities, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Investors may be entitled to claim U.S. foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. Specifically, if more than 50% of the Portfolio's total assets at the close of any fiscal year consist of stock or securities of foreign corporations, the Portfolio may file an election with the Internal Revenue Service pursuant to which shareholders of a Portfolio will be required to (1) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata shares of foreign income taxes paid by the Portfolio even though not actually received, (2) treat such respective pro rata shares as foreign income taxes paid by them, and (3) deduct such pro rata shares in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to applicable limitations, against their United States income taxes. Shareholders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of foreign taxes paid by the Portfolio, although such shareholders will be required to include their share of such taxes in gross income. Shareholders who claim a foreign tax credit may be required to treat a portion of dividends received from the Portfolio as separate category income for purposes of computing the limitations on the foreign tax credit available to such shareholders. Tax-exempt shareholders will not ordinarily benefit from this election relating to foreign taxes. Each year, the Portfolio will notify shareholders of the amount of (1) each shareholder's pro rata share of foreign income taxes paid by the Portfolio and (2) the portion of dividends which represents income from each foreign country, if the Portfolio qualifies to pass along such credit.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations as well as the state, local, or foreign tax consequences of investing in the Portfolio.


ITEM 23.  FINANCIAL STATEMENTS

Please refer to the audited Financial Statements (investments as of August 31, 2002, statements of assets and liabilities as of August 31, 2002, statements of operations and statements of changes in net assets for the period ended August 31, 2002, and notes thereto) and reports of independent accountants, which are contained in the August 31, 2002 annual report of each Feeder Fund. The Financial Statements (but no other material from the report) are incorporated herein by reference. The report may be obtained at no charge by telephoning 1-800-338-0593.

                              PART C

                         OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements. The financial statements called for by this item are incorporated by reference in Part B and listed in
Item 23 hereof.

(2)  Exhibits. [Note:  As used herein, the term "Registration
Statement" refers to the Registration Statement of the Registrant on Form N-2 filed under the 1940 Act, File No. 811-08957.]

     (a)(1) Certificate of Formation of Registrant. (Exhibit
            (a)(1) to Amendment No. 1 to Registration
            Statement.)*
        (2) Limited Liability Company Agreement of Registrant.
            (Exhibit (a)(2) to Amendment No. 1 to Registration
            Statement.)*

     (b)(1) By-Laws of Registrant. (Exhibit (b) of Amendment No. 1 to Registration Statement.)*
        (2) Amendment to Bylaws. (Exhibit (b)(2) of Amendment No. 3 to Registration Statement.)*
        (3) Amendment to Bylaws. (Exhibit (b)(3) of Amendment No. 3 to Registration Statement.)*
        (4) Amendment to Bylaws.(Exhibit (b)(4) to Amendment No. 4 to Registration Statement.)*

     (c) Not applicable.

     (d) Not applicable.

     (e) Not applicable.

     (f) Not applicable.

     (g) Portfolio Management Agreement between the Registrant and Stein Roe & Farnham Incorporated dated Nov. 1, 2001. (Filed as Exhibit (g) in Part C of Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 of Liberty Floating Rate Fund (File Nos. 333-51466 and 811-08953), filed with the Commission on or about November 2, 2001.)*

     (h) Not applicable.

     (i) Not applicable.

     (j) Custodian Agreement between Registrant and State
         Street Bank and Trust Company. (Filed as Exhibit (g) in Part C of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Liberty Funds Trust II (File Nos. 2-66976 and 811-3009), filed with the Commission on or about October 26, 2001.)*

     (k)(1) Investor Service Agreement between Registrant and
            SteinRoe Services Inc. dated Nov. 20, 1998. (Exhibit
            (k) of Amendment No. 1 to Registration Statement.)*

        (1)(a) Joinder and Release Agreement with respect to Investor Service Agreement. (Exhibit (k)(1)(a) to Amendment No. 3 to Registration Statement.)*

        (2) Bookkeeping and Accounting Agreement between
            Registrant and Stein Roe & Farnham Incorporated dated
            August 3, 1999. (Exhibit to Amendment No. 2 to Registration Statement.)*

        (3) Amendment to Bookkeeping and Accounting Agreement. (Exhibit (k)(3) to Amendment No. 4 to Registration Statement.)*

     (l) Not applicable

     (m) Not applicable

     (n) Not applicable

     (o) Not applicable

     (p) Not applicable

     (q) Not applicable
     --------
     *Incorporated by reference.

ITEM 25.  MARKETING ARRANGEMENTS

Not applicable.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Registrant does not consider that it is directly or indirectly controlled by or under common control with other persons within the meaning of this item.

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES

        Title of Class                Number of Record Holders

      Stein Roe Floating Rate
      Limited Liability Company                    2


ITEM 29.  INDEMNIFICATION

Reference is made to Article XIV of the Registrant's Limited Liability Company Agreement (Exhibit (a)(2)) with respect to indemnification of the managers and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its managers and officers, its investment adviser, the other investment companies advised by Stein Roe & Farnham Incorporated, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities that might be imposed as a result of such actions, suits or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any manager or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Registrant expects that each of Liberty Floating Rate Fund and Liberty-Stein Roe Institutional Floating Rate Income Fund will invest substantially all of its assets in the Portfolio. In that connection, managers and officers of Registrant have signed the registration statement of each of those entities on behalf of the Portfolio insofar as those registration statements relate to the Portfolio, and those entities have agreed to indemnify Registrant and its managers and officers against certain liabilities which may be incurred by them.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Stein Roe, the Registrant's investment advisor, is a wholly owned subsidiary of Liberty Funds Group LLC, which is a wholly owned subsidiary of Columbia Management Group, Inc., which is a wholly owned subsidiary of Fleet National Bank, which is a wholly owned subsidiary of FleetBoston Financial Corporation.
Stein Roe acts as investment advisor to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment advisor to other investment companies having different investment strategies and policies.

For a two-year business history of certain officers and directors of Stein Roe, please refer to the Form ADV of Stein Roe and to the section of the statement of additional information (Part B) entitled "Investment Advisory and Other Services," or "Management of the Funds," as applicable.

Certain directors and executive officers of Stein Roe also serve and have during the past two years served, in various capacities as officers, directors, or trustees of the companies listed below and of the Registrant and other investment companies managed wholly or in part by Stein Roe. A list of such capacities is given below.



                     Current Position                  Position Formerly Held
                                                        Within Past Two Years

COLUMBIA MANAGEMENT GROUP, INC.
(590 Madison Avenue 36th Floor, New York, NY  10022)
Keith T. Banks                                  Director, Chairman, Pres., CEO
Roger A. Sayler                                 Director, Exec. V.P.
Joseph R. Palombo                               Director, Exec. V.P., COO
Jean S. Loewenberg                              Secretary, General Counsel

COLUMBIA MANAGEMENT COMPANY (1300 S.W. Sixth, Portland, OR 97201)
Keith T. Banks                               Director, Chairman, Pres., CEO, CIO
Joseph R. Palombo                            Director, COO
Roger Sayler                                 Director

COLUMBIA FUNDS MANAGEMENT COMPANY (1300 S.W. Sixth, Portland, OR 97201)
Keith T. Banks                               Director, Chairman, Pres., CEO, CIO
Joseph R. Palombo                            Director, COO
Roger Sayler                                 Director

FLEET INVESTMENT ADVISORS, INC. (100 Federal Street, Boston, MA 02110)
Keith T. Banks                               Director, President
Joseph R. Palombo                            Director, Exec. V.P., COO
Roger Sayler                                 Director

PROGRESS INVESTMENT MANAGEMENT
(71 Stevenson Street, Suite 1620, San Francisco, CA 94105)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

WAM ACQUISITION GP, INC.
(227 West Monroe Street, Suite 3000, Chicago, Illinois 60606)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

NEWPORT PRIVATE EQUITY ASIA, INC.
(580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                                  Director

NEWPORT PACIFIC MANAGEMENT, INC.
(580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                           Director, Chairman, President, CEO, CIO
Roger Sayler                             Director, Exec. V.P.
Joseph R. Palombo                        Director
Charles Roberts                          Managing Director
Jean S. Loewenberg                       Secretary
Philip J. Iudice                         Treasurer

NEWPORT FUND MANAGEMENT, INC.
(580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                           Director, Chairman, President, CEO, CIO
Roger Sayler                             Director, Exec. V.P.
Joseph R. Palombo                        Director
Charles Roberts                          Managing Director
Jean S. Loewenberg                       Secretary
Philip J. Iudice                         Treasurer

LIBERTY NEWPORT HOLDINGS LTD.
(580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY ADVISORY SERVICES CORP. (One Financial Center, Boston, MA 02111)
Keith T. Banks                          Director, Chairman, CEO, President, CIO
Joseph R. Palombo                       Director, COO
Roger Sayler                            Director
Jean S. Loewenberg                      Secretary
Philip J. Iudice                        Treasurer

FINANCIAL CENTRE INSURANCE AGENCY (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director, President
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY ASSET MANAGEMENT COMPANY (One Financial Center, Boston, MA 02111)
Keith T. Banks                           Director, Chairman, President, CEO, CIO
Joseph R. Palombo                        Director, COO
Roger Sayler                             Director
Jean S. Loewenberg                       Secretary
Philip J. Iudice                         Treasurer

CRABBE HUSON GROUP, INC.
(121 South West Morrison, Suite 1400, Portland, OR 97204)
Keith T. Banks                             Director, Chairman, CEO, President
Joseph R. Palombo                          Director
Roger Sayler                               Director
Jean S. Loewenberg                         Secretary
Philip J. Iudice                           Treasurer

COLONIAL ADVISORY SERVICES, INC. (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director, President, CEO, CIO
Joseph R. Palombo                               Director, COO
Roger Sayler                                    Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY FUNDS GROUP LLC (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director, President
Joseph R. Palombo                               Director, Exec. V.P., CAA
Roger Sayler                                    Director
Philip J. Iudice                                Treasurer
Jean S. Loewenberg                              Secretary

LIBERTY FUNDS SERVICES, INC. (One Financial Center, Boston, MA 02111)
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary

COLONIAL MANAGEMENT ASSOCIATES, INC. (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  President and CIO
Joseph R. Palombo                               Director, Exec. V.P.
Michael Bissonnette                             Senior Vice President
Bonny E. Boatman                                Senior Vice President
Linda DiSilva Begley                            Senior Vice President
Frazier Evans                                   Senior Vice President
Leslie W. Finnemore                             Senior Vice President
Brian Good                                      Vice President
Erik Gustafson                                  Senior Vice President
Richard Hegwood                                 Vice President
Harvey B. Hirschhorn                            Senior Vice President
Michael T. Kennedy                              Senior Vice President
Jeffrey Kinzel                                  Senior Vice President
Maureen Newman                                  Senior Vice President
Scott B. Richards                               Senior Vice President
Roger Sayler                                    Director, Exec. V.P.
Scott Schermerhorn                              Senior Vice President
Gary Swayze                                     Senior Vice President
William Wadden                                  Vice President
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY-STEIN ROE FUNDS INCOME TRUST; LIBERTY-STEIN ROE FUNDS INVESTMENT
TRUST, LIBERTY-STEIN ROE ADVISOR TRUST, LIBERTY-STEIN ROE FUNDS MUNICIPAL
TRUST, LIBERTY-STEIN ROE FUNDS INSTITUTIONAL TRUST, LIBERTY-STEIN ROE FUNDS
TRUST, STEINROE VARIABLE INVESTMENT TRUST, LIBERTY FLOATING RATE FUND,
LIBERTY-STEIN ROE INSTITUTIONAL FLOATING RATE INCOME FUND, STEIN ROE
FLOATING RATE LIMITED LIABILITY COMPANY, LIBERTY VARIABLE INVESTMENT TRUST,
SR&F BASE TRUST, LIBERTY FUNDS TRUST I, LIBERTY FUNDS TRUST II, LIBERTY FUNDS
TRUST IV, LIBERTY FUNDS TRUST V, LIBERTY FLOATING RATE ADVANTAGE FUND (One
Financial Center, Boston, MA 02111)
Keith T. Banks                                  President
Jean S. Loewenberg                              Secretary
Joseph R. Palombo                               Trustee  VP

GALAXY FUND, GALAXY FUND II, GALAXY VIP FUND
(100 Federal Street, Boston, MA 02110)
Keith T. Banks                                  President
Jean S. Loewenberg                              Secretary
Joseph R. Palombo                               V.P.



ITEM 31.  LOCATION OF  ACCOUNTS  AND RECORDS

Registrant maintains the records required to be maintained by it under Rules 31a-1(a), 31a-1(b), and 31a-2(a) under the Investment Company Act of 1940 at One South Wacker Drive, Chicago, Illinois 60606. Certain records, including records relating to Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main office of Registrant's transfer agent or custodian.


ITEM 32.  MANAGEMENT SERVICES

Not applicable

ITEM 33.  UNDERTAKINGS

Not applicable

                               SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 23rd day of December, 2002.


                              STEIN ROE FLOATING RATE LIMITED
                              LIABILITY COMPANY



                              By:  /s/ KEITH T. BANKS
                                   Keith T. Banks
                                   President


           INDEX OF EXHIBITS FILED WITH THIS AMENDMENT


Exhibit
Number     Exhibit
------------------------------------------------------------

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